Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Agreement”), dated as of April 24, 2015, among Comcast Corporation, a Pennsylvania corporation (“Comcast”), and Time Warner Cable Inc., a Delaware corporation (“TWC”).

W I T N E S S E T H :

WHEREAS, Comcast, TWC and Tango Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Comcast (“Merger Subsidiary”), are parties to the Agreement and Plan of Merger, dated as of February 12, 2014 (as amended, modified or supplemented prior to the date hereof, the “Merger Agreement”), pursuant to which, among other things, Comcast would acquire TWC by means of a merger of Merger Subsidiary with and into TWC on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Section 10.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated by mutual written agreement of Comcast and TWC;

WHEREAS, Comcast and TWC have mutually agreed to terminate the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

1.           Termination; Effect of Termination.  Comcast and TWC hereby mutually agree to terminate the Merger Agreement pursuant to Section 10.01(a) of the Merger Agreement.  Upon the effectiveness of this Agreement in accordance with Section 13 below, the Merger Agreement shall be terminated in accordance with its terms.

2.           Voting Agreement.  TWC acknowledges that, upon the effectiveness of this Agreement in accordance with Section 13 below, the Voting Agreement, without any further action, shall terminate in accordance with its terms.

3.           Confidentiality Agreement.  Notwithstanding anything in this Agreement to the contrary, the provisions of the Confidentiality Agreement, dated as of February 8, 2014, between Comcast and TWC (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”) shall survive and remain in full force and effect in accordance with their terms; provided that the consent requirement and other obligations set forth in paragraph 1(b) of the Confidentiality Agreement are hereby waived, void and of no further force or effect.

4.           Letter Agreement.  Notwithstanding anything in this Agreement to the contrary, the provisions of that certain letter agreement regarding the Identification of Key Executives/Senior Managers, dated April 25, 2014, shall survive and remain in full force and effect in accordance with their terms.

5.           Representations and Warranties.  Each of Comcast and TWC hereby represents and warrants to the other that (a) the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby are within such party’s corporate powers and have been duly authorized by all necessary corporate action on the part of such party and (b) this Agreement, assuming due authorization, execution and delivery by the other party, constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

6.           Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Comcast, to:

Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attention: Arthur R. Block
Facsimile No.: (215) 286-7794

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	David L. Caplan William J. Chudd
Facsimile No.: (212) 450-3800

if to TWC, to:

Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10023
Attention: General Counsel
Facsimile No.: (212) 364-8459

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:	Robert B. Schumer Ariel J. Deckelbaum Ross A. Fieldston
Facsimile No.: (212) 757-3990

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto.

7.            Amendments and Waivers.  (a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

8.           Expenses.  All costs and expenses incurred in connection with this Agreement and the Merger Agreement shall be paid by the party incurring such cost or expense.

9.           Binding Effect; Benefit; Assignment.  (a)  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies, other than as specifically provided in Section 2 above.

(b)           No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

10.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

11.          Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6 above shall be deemed effective service of process on such party.

12.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.          Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Electronic or facsimile signatures shall be deemed to be original signatures.

14.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to that subject matter.

15.          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

16.          Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, without proof of actual damages (and each party hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

COMCAST CORPORATION

By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Termination Agreement]